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Exhibit  10.1

                          TECHNICAL EXCHANGE AGREEMENT

This Technical Exchange Agreement is made of the 6th day of April, 2000, by and among:

         ERAMET, a Societe Anonyme organized under the laws of the Republic of France, having its principal office in Tour Montparnasse - 33, avenue du Maine - 75755 PARIS Cedex 15 (hereinafter referred to as "ERAMET"), acting on its own behalf and on behalf of its direct and indirect subsidiaries,

and

         SPECIAL METALS CORPORATION, a Delaware Corporation, having its principal office in New Hartford, New York, U.S.A. (hereinafter referred to as "SMC"), acting on its own behalf and on behalf of its direct and indirect subsidiaries.

                                   WITNESSETH


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WHEREAS, SIMA, parent company of Aubert & Duval and HTM, and SMC were parties to that certain Technical Exchange Agreement, dated February 25, 1997 (the
"Original Agreement"), and terminated on the th day of March 2000;

WHEREAS, in July 1999, SIMA became a subsidiary of ERAMET;

WHEREAS, ERAMET and ERAMET's direct and indirect subsidiaries (Inter alia Erasteel, HTM, Aubert & Duval . . .) possess technical information and knowledge relating to alloys, super alloys, etc. . . . ;

WHEREAS, pursuant to the Original Agreement, SMC and SIMA provided technical assistance to each other with respect to the above-mentioned activities;

WHEREAS, SMC and SMC's direct and indirect subsidiaries, ERAMET and ERAMET's direct and indirect subsidiaries, desire to organize cooperation in R & D activity implying exchange of technical knowledge and to obtain technical assistance from each other pertaining to the design/process/manufacture and transformation of alloys, super alloys and high speed steel, so as to further develop and diversify their respective business and SMC and SMC's direct and indirect subsidiaries, ERAMET and ERAMET's direct and indirect subsidiaries, are willing to organize cooperation in R & D activity implying exchange of technical knowledge and to furnish such technical assistance to each other, upon terms and conditions hereafter set forth, and

ERAMET and SMC desire to enter into this Agreement in order to achieve that purpose;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1. For purposes of this Agreement, the term "Technical Information" shall include all information relating to alloys, super alloys.

2. ERAMET and SMC shall guaranty the compliance of their direct and indirect subsidiaries with the provisions of this Technical Exchange Agreement.

3. Each party shall furnish or cause to be furnished Technical Information for R & D activity and technical assistance in the following manner:

         3.1      Setting up of a Research Committee:

         (a) A Research Committee is set up between the parties and each party shall appoint nominatively a limited number of representatives, including representatives of its subsidiaries. The Research Committee shall invite, personally, a member of the technical staff of Metaleurop Recherche, which is not a subsidiary but an affiliate of ERAMET and a permanent technical advisor of the ERAMET Group. An agreement shall be entered into between ERAMET and Metaleurop Recherche in order to set up the collaboration of Metaleurop Recherche. These members of the Research Committee shall have to execute a confidentiality undertaking. The Research Committee will be chaired by a member of the executive committee of the "Eramet Alliages" Division.

         (b)      The Research Committee shall:
                  -        meet quarterly;
                  - decide on the list of the research themes and the research programs which shall be joint research works and plan them properly;


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                  -        decide on and organize the distribution of the
                           research themes and programs and of the results of the joint research works, and generally of the Technical Information according to the needs and the interests of SMC/ERAMET Group;

                  - agree on engineers and technical staff who will have to work on joint research works.

3.2 Pursuant to the Research Committee's decisions for the exchange of technical knowledge and according to the decisions of the chief technical officer of each party for the technical assistance:

                  (a) Each party shall periodically provide technical and manufacturing people in its employ at the facilities of the requesting party to consult with and advise the requesting party.

                  (b) Each party shall regularly make technical and manufacturing people in its employ available for consultation with the requesting party by written communication.

                  (c) Each party shall permit employees of the requesting party to visit its manufacturing facilities for the purpose of consulting with its technical and manufacturing people.

                  (d) ERAMET and SMC shall cause its direct and indirect subsidiaries to provide and make available such Technical Information, technical and manufacturing people and manufacturing facilities as may be necessary to perform their obligations hereunder.

4. During the term of this Agreement, ERAMET and SMC shall, to the best of their available knowledge, furnish or cause to be furnished, all Technical Information as decided by the Research Committee to further develop and diversify their respective businesses, PROVIDING THE ASSISTING PARTY IS FREE OF CONTRACTUAL COMMITMENTS PREVENTING SUCH DISCLOSURE.

5. All Technical Information of one party furnished to any other party shall be exclusive and solely for the benefit of the acquiring party and the acquiring party shall keep such knowledge and information confidential.

         The employees of the acquiring party who acquire any such information shall be instructed to retain the same as confidential and not to make disclosure thereof to any person or persons, except upon decision of the Research Committee, to other employees of the acquiring party and then only to the extent necessary to make use thereof in the acquiring party's operations, provided, however, that the foregoing shall not apply to information which was legally in the possession of the acquiring party at the time of receipt from the assisting party, information which is or becomes available to the public from a source other than the acquiring party and information the acquiring party receives from a third party having the right to make such disclosure and without any obligation of confidentiality on the part of the acquiring party to such third party.

6. All Technical Information disclosed by a party shall remain its property and the receiving party shall be granted with a free and non-transferable licence only.

         All Technical Information licenced in accordance with the provisions hereabove which would result in a filing by the licenced party of an application for a patent within a two years delay from the disclosure, shall give rise to a specific agreement between the parties.

7. It is understood that no party hereto assumes any obligation or responsibility for or with respect to the sufficiency or any information furnished to or acquired by any other party to accomplish the desired results, or the ability of the acquiring party to use the same, or the quality or quantity of products produced using the same.



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         No party hereto shall have an obligation or responsibility with respect to the processes and apparatus used by the acquiring party or the products made thereby or for the claims of third parties with respect to such processes and apparatus or products.

8. No party hereto shall receive any compensation from any other party in consideration of the Technical Information exchange.

         The Joint Research works shall be conducted on a co-financing basis, according to the rules proposed from time to time by the Research Committee and agreed by the parties.

9. If and to the extent that the security and export control laws of France, the United States or any other country and regulations thereunder, including the regulations on Exportation of Technical Data promulgated by the United States Department of Commerce, may be applicable to the furnishing of assistance or the disclosure of information hereunder by any party, their respective obligations hereunder shall be subject thereto.

10. This Agreement shall remain in effect until terminated by any party upon one year advance written notice to the other party.

         The obligations of confidentiality set forth in Section 4 shall survive any such termination for a period of ten (10) years.

         Termination shall not affect any party's right to continue to use Technical Information obtained from any other party.

11. All notices and other communications required to be given under this Agreement shall be in writing and shall be given or made by facsimile transmission, personal delivery, or registered or certified mail postage prepaid, and addressed to the intended recipient at the address as shall be designated by any party in a notice to the other party.

         Each notice delivered in accordance with this section shall be deemed effective (a) if personally delivered on the date of such delivery, (b) if given by facsimile transmission, on the date transmitted provided that an appropriate confirmation is received by the sender, and (c) if given by registered or certified mail, seven days after mailing.

         To ERAMET:                 ERAMET
                                    Tour Maine-Montparnasse
                                    33, avenue du Maine
                                    75755 Paris Cedex 15
                                    FRANCE
                                    Attention:  Alain ROBERT
                                    Telecopy:  011-33-1-45-38-63-70

         To SMC:                    Special Metals Corporation
                                    4317 Middle Settlement Road
                                    New Hartford, New York  13413-5392
                                    United States of America
                                    Attention:  Corporate Secretary
                                    Telecopy:  (315) 798-6803


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12. This Agreement supersedes any and all other Agreements, either oral or written, between the parties hereto with respect to any party providing technical assistance to any other party and contains all of the covenants and agreements of the parties with respect to such. Any modification of this Agreement shall be effective only if it be in writing, signed by the party sought to be charged.

13. This Agreement may not be assigned without the express written consent of all the parties.

14.      This Agreement shall be governed by the laws of France.

15.      This Agreement may be separately executed in counterparts.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its proper representatives as of the day and year first above written.

                           SPECIAL METALS CORPORATION

                                            /s/   Donald R. Muzyka
                                            ------------------------------------
Attest                                      By:      Donald R. MUZYKA
                                            Title:   President and Chief
                                                     Executive Officer

                                            ERAMET

                                            /s/   Alain Robert
                                            ------------------------------------
Attest                                      By:   Alain Robert
                                            Title: Directeur General adjoint



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